UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of the stockholders during Southern Union Company’s (the “Company”) Annual Meeting of Stockholders held on May 4, 2011 (the “Annual Meeting”) are set out below.

1. Election of Directors:
DIRECTOR NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
George L. Lindemann	103,327,620	6,169,016	6,730,991
Eric D. Herschmann	92,129,028	17,367,869	6,730,991
David Brodsky	105,973,948	3,522,949	6,730,991
Frank W. Denius	105,176,832	4,319,804	6,730,991
Kurt A. Gitter, M.D.	106,193,416	3,303,481	6,730,991
Herbert H. Jacobi	105,519,941	3,976,956	6,730,991
Thomas N. McCarter, III	96,018,824	13,477,812	6,730,991
George Rountree, III	83,062,356	26,434,541	6,730,991
Allan D. Scherer	97,125,386	12,371,511	6,730,991

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
114,253,395	1,647,396	327,097	0

3. To adopt an advisory, nonbinding resolution approving the compensation of our named executive officers:
VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
56,899,336	51,592,155	1,005,406	6,730,991

4. To select, on an advisory, nonbinding basis, the frequency of the stockholder vote on the compensation of our named executive officers:
1 Year	2 Years	3 Years	VOTES ABSTAINED	BROKER NON-VOTES
63,663,810	499,107	42,976,020	2,356,478	6,730,991

Also, as disclosed in additional proxy materials on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2011, the stockholder proposal (Proposal 5 in the Proxy Statement) submitted by Calvert Asset Management Company, Inc. was withdrawn prior to the Annual Meeting, and, as such, the results of the vote are not reported herein.

Additionally, as noted above, a majority of the votes of the stockholders represented at the Annual Meeting were cast in favor of holding an advisory, nonbinding vote to approve executive compensation on an annual basis.  In line with this stockholder recommendation, the Company has decided that it will include an advisory, nonbinding, stockholder vote on executive compensation in its proxy materials on an annual basis until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our Annual Meeting of Stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: May 6, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary